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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-104130 of Delphi Corporation, Delphi Properties, Inc., and Delphi Properties Holdings, LLC on combined Forms S-3/S-11 of our report dated January 16, 2003, appearing in the Annual Report on Form 10-K of Delphi Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Detroit, Michigan

June 12, 2003